UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549
_________________

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 5, 2005

Avon Products, Inc.
(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	1-4881 (Commission File Number)	13-0544597 (IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105-0196
(Address of Principal Executive Offices) (Zip Code)

(212) 282-5000
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        [  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.      Entry into a Material Definitive Agreement.

             Avon Products, Inc. 2005 Stock Incentive Plan

             On May 5, 2005, the Registrant held its 2005 Annual Meeting of Shareholders at which its shareholders approved the Avon Products, Inc. 2005 Stock Incentive Plan (the “2005 Plan”). The following description of the 2005 Plan is qualified in its entirety by reference to the terms of the 2005 Plan, a copy of which is incorporated by reference herein as Exhibit 10.1.

             The 2005 Plan is intended to replace the Avon Products, Inc. Year 2000 Stock Incentive Plan (the “2000 Plan”). No further awards will be made under the 2000 Plan.

             The purpose of the 2005 Plan is to (i) provide competitive incentive compensation to key employees and directors of the Registrant to stimulate their efforts toward the continued success, long-term growth and profitability of the Registrant and its subsidiaries; (ii) encourage stock ownership by providing key employees and directors of the Registrant with a means to obtain a proprietary interest in the Registrant or to receive compensation which is based upon appreciation in the value of Shares; and (iii) provide a means of obtaining and retaining key employees and directors of the Registrant.

             The 2005 Plan will be administered by a committee (the “Committee”) appointed by the Registrant’s Board of Directors to administer the 2005 Plan, each member of which must be an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, a “non-employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and “independent” for purposes of the rules of the New York Stock Exchange. It is anticipated that the Compensation Committee of the Registrant’s Board of Directors will serve as the Committee.

             Under the 2005 Plan, key employees of the Registrant and its subsidiaries selected by the Committee and non-employee directors of the Registrant will be eligible to participate. The 2005 Plan authorizes grants to such key employees and non-employee directors of stock options, which may be either incentive stock options eligible for special tax treatment or non-qualified stock options, stock appreciation rights, restricted stock, stock units and other stock-based awards.

             The number of shares of Registrant’s common stock that may be made subject to awards under the 2005 Plan may not exceed 31 million shares, provided that (i) the total number of shares that may be issued for awards of stock and stock units, including awards of restricted stock and restricted stock units, may not exceed an aggregate of 8 million shares and (ii) the total number of shares that may be issued for awards of options may not exceed an aggregate of 23 million shares. In addition, no single participant may receive awards under the 2005 Plan in respect of more than 4.5 million shares.

(Page 2 of 4 Pages)

             The Registrant’s Board of Directors may at any time amend, suspend or terminate the 2005 Plan or grants made thereunder, subject to certain restrictions. No grants may be made under the 2005 Plan after May 5, 2015.

             Third Amendment to the Restated Avon Products, Inc. Compensation Plan for Non-Employee Directors

             On May 10, 2005, the Registrant approved the Third Amendment to the Restated Avon Products, Inc. Compensation Plan for Non-Employee Directors (the “Third Amendment”). The Third Amendment provides that grants of stock options and restricted stock to non-employee directors made under the Compensation Plan for Non-Employee Directors on or after May 5, 2005 shall be made under the 2005 Plan. The foregoing description of the Third Amendment is qualified in its entirety by reference to the terms of the Third Amendment, a copy of which is filed as Exhibit 10.2.

Item 9.01.      Financial Statements and Exhibits.

             (c)  Exhibits

10.1	Avon Products, Inc. 2005 Stock Incentive Plan, incorporated by reference herein to Appendix G to Registrant’s Definitive Proxy Statement filed on March 28, 2005 in connection with its 2005 Annual Meeting of Shareholders

10.2	Third Amendment to the Restated Avon Products, Inc. Compensation Plan for Non-Employee Directors

(Page 3 of 4 Pages)

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC. (Registrant)
By	/s/ GILBERT L. KLEMANN, II

Gilbert L. Klemann, II Senior Vice President and General Counsel

Date:  May 11, 2005

(Page 4 of 4 Pages)

EXHIBIT INDEX

Exhibit Number	Description
10.2	Third Amendment to the Restated Avon Products, Inc. Compensation Plan for Non-Employee Directors